Exhibit g(4)
                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, effective as of August 1, 2005, by and among
DOMINI SOCIAL INVESTMENT TRUST (f/k/a Domini Social Index Trust), a
Massachusetts business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a
Massachusetts trust company ("Investors Bank").

         WHEREAS the Fund and Investors Bank entered into a Custody Agreement dated June 3, 1993, as amended from time to time (the "Custodian Agreement");
and

         WHEREAS, the Fund and Investors Bank desire to amend the Custodian
Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         -----------

        (a) The Custodian Agreement is hereby amended by deleting the first sentence of the second paragraph thereof and inserting in lieu thereof the following:

         The Fund, an open-end management investment company on behalf of the portfolios/series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Portfolio" and collectively, the "Portfolios"), desires to place and maintain all of its portfolio securities and cash in the custody of the Bank.

         (b) The Custodian Agreement is hereby amended by attaching a new
Appendix A in form attached hereto.

2.       Miscellaneous.
         -------------

         (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                       INVESTORS BANK & TRUST COMPANY

                                       By:  /s/ Robert D. Mancuso
                                            ------------------------------

                                       Name:  Robert D. Mancuso
                                              ----------------------------

                                       Title:  Senior Vice President
                                               ---------------------------

                                       DOMINI SOCIAL INVESTMENT TRUST

                                       By:  /s/ Carole M. Laible
                                            ------------------------------

                                       Name:  Carole M. Laible
                                              ----------------------------

                                       Title: Treasurer
                                       -----------------------------------

                             APPENDIX A: PORTFOLIOS

                     Domini Social Equity Fund (Feeder Fund)

                             Domini Social Bond Fund

                Domini European Social Equity Fund (Feeder Fund)